FOR IMMEDIATE RELEASE

CONTACTS:

Charles E. Ramey	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
(281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES FISCAL SECOND QUARTER FINANCIAL RESULTS

Transaction revenue for the second quarter increased by 13% as compared to the prior year period

Management to Host Conference Call today at 2:30 p.m. ET

HOUSTON, November 15, 2010 -- US Dataworks, Inc. (OTC Bulletin Board and OTC Pink Sheets: UDWK), a leading provider of enterprise payments solutions to financial institutions, billers, and government entities, today announced its financial results for its fiscal 2011 second quarter and six months ended September 30, 2010.

Among the highlights of its financial results, US Dataworks announced that its transaction revenue for the quarter ended September 30, 2010 was 13% higher than the prior year period as a result of incremental volume from new customers added and increased volume from existing customers.

Revenues for the quarter ended September 30, 2010 were $1,704,898 compared with revenues of $2,087,189 for the prior year period, an 18% decrease.  The Company reported an operating loss of $189,006 for the quarter ended September 30, 2010 compared to operating income of $129,813 for the prior year period.  Net loss for the quarter ended September 30, 2010 was $274,266, or $(0.01) per share, compared to a net loss of $154,750, or $0.00 per share, for the prior year period.

Revenues for the six months ended September 30, 2010 were $3,071,236 compared with revenues of $4,095,650 for the prior year period, representing a 25% decrease.  The Company reported an operating loss of $717,879 for the six months ended September 30, 2010 compared to operating income of $371,379 for the prior year period.  Net loss for the six months ended September 30, 2010 was $947,420, or $(0.03) per share, compared to a net loss of $178,663, or $(0.01) per share, for the prior year period.

Charles E. Ramey, Chairman and CEO of US Dataworks, commented: "The quarterly increase in our recurring transaction revenue is a significant development.  The Company reflects revenue in four categories: transactional and subscription, maintenance, service, and licensing.  Recurring transaction revenue is an important metric for the Company.  During the fiscal second quarter, the Company experienced a 13% increase in transaction revenue over the prior year period, ending a six-quarter negative trend.  The increase in transaction revenue was due

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primarily to volume from three new customers since December 2009 and additional volume from existing customers.  We expect our transaction and subscription revenue to continue to grow as we engage new customers, new users ramp up their processing volumes and existing customers increase their volumes in coming quarters.”

Mr. Ramey continued, "The Company believes that its product initiatives position the Company for future transaction growth.  A key initiative is delivering our flagship product, Clearingworks®, in a Software-as-a-Service (SaaS), or cloud computing, environment.  We believe that the combination of the SaaS delivery model with transaction-based pricing appeals to customers because it provides for a fixed-cost structure, eliminates significant operating overhead and allows for faster delivery, as compared to an on-premise model.  Further, the quick delivery feature enables the Company to realize revenue sooner under these arrangements.  Another initiative that we believe will contribute to our growth is our decision to bundle ClearHistory, our image and data archive solution, with Clearingworks, providing an even more compelling business case for users.  Bundling ClearHistory with our flagship platform should also drive sales of our optional Payments Analytics module, which provides customers with in-depth operations analytics and metrics.”

A conference call is scheduled for today, at 2:30 PM ET.  Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261, 5-10 minutes prior to 2:30 PM ET.  The conference call will also be available on replay starting at 4:00 P.M. ET on November 15, 2010, and ending on November 22, 2010.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference #360994).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference #360994).
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About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the financial services market, federal, state and local governments, corporate billers, and retailers. Software developed by US Dataworks is designed to provide organizations with a payments solution that automates end-to-end processes for accepting and processing payments.

For more information, visit www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding (i) our expected results for fiscal 2011, (ii) our expectations concerning our SaaS, Clearingworks and ClearHistory initiatives, (iii) our expectation of continued growth, including growth in transaction and subscription revenue, (iv) the anticipated features and benefits of our new distribution payment capture solution, (v) our vision for payment processing and (vi) our new solutions' ability to provide a higher return on investment for our clients. Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt, our ability to realize the anticipated benefits from the SaaS, Clearingworks and ClearHistory and initiatives, and other risks detailed from time to time in our SEC reports including our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

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US DATAWORKS, INC.
Quarterly Balance Sheet Analysis
For the quarter ended September 30, 2010

ASSETS	September
2010
Current assets
Cash and cash equivalents	$308,418
Accounts receivable, trade	577,519
Prepaid expenses and other current assets	108,466
Total current assets	994,403

Property and equipment,net	182,520
Goodwill	4,020,698
Other assets	80,472

Total assets	$5,278,093

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities
Current portion of long term debt	$569,444
Accounts payable	267,488
Accrued Interest - Related Party	30,161
Accrued expenses	67,603
Deferred revenue	422,531
Total current liabilities	1,357,227

Long term note payable	236,112
Long term Note Payable - Related Party, net unamortized discount of $477,209	2,615,036
Total long term liabilities	2,851,148
Total liabilities	4,208,375

Shareholders' equity
Convertible series B preferred stock, 0001 par	11
Common Stock. 0001 par	3,319
Additional paid in capital	66,524,594
Accumulated deficit	(65,458,206)
Total shareholders' equity	1,069,718

Total liabilities and shareholders' equity	$5,278,093

US DATAWORKS, INC.
QUARTERLY INCOME STATEMENT DATA
For the quarter and six months ended September 30, 2010 and September 30, 2009

	QTD	QTD	YTD	YTD
	Sep 2010	Sep 2009	Sep 2010	Sep 2009
Revenues
Software transactional and subscription revenues	$586,765	$518,725	$1,085,982	$1,039,968
Software maintenance revenues	140,866	208,488	285,188	420,859
Software service revenues	977,267	1,359,976	1,700,066	2,634,823
	1,704,898	2,087,189	3,071,236	4,095,650

Cost of sales	586,266	670,318	1,192,523	1,346,689
Gross profit	1,118,632	1,416,871	1,878,713	2,748,961
Gross profit margin	65.6%	67.9%	61.2%	67.1%

Operating Expenses
Research and development	252,766	217,254	495,273	430,191
Sales and marketing	210,865	237,290	482,652	499,590
General and administrative	797,685	793,496	1,542,548	1,365,137
Depreciation and amortization	46,322	39,018	76,119	82,664
	1,307,638	1,287,058	2,596,592	2,377,582

Income from operations	(189,006)	129,813	(717,879)	371,379
Net operating income margin	-11.1%	6.2%	-23.4%	9.1%

Other income (expense)
Financing expense - related party	(5,181)	(55,518)	(10,362)	(165,119)
Interest expense	43,093	(134,066)	25,397	(266,675)
Interest expense - related parties	(123,172)	(94,979)	(244,576)	(118,248)
	(85,260)	(284,563)	(229,541)	(550,042)

Income/(Loss) before provision for income taxes	(274,266)	(154,750)	(947,420)	(178,663)

Net Income/(Loss)	$(274,266)	$(154,750)	$(947,420)	$(178,663)

Basic and diluted gain/(loss) per share	$(0.01)	$0.00	$(0.03)	$(0.01)

Basic and diluted weighted average shares outstanding	33,188,907	32,849,330	33,167,132	32,815,014

US DATAWORKS, INC.
INCOME STATEMENT DATA
Non GAAP Reconciliations
For the quarter ended September 30, 2010 and September 30, 2009

	2010	2009
Reconciliation of Adjusted EBITDA (See Note 1)
Net Income	$(274,266)	$(154,750)
Depreciation and Amortization (incl. loss on disposal of assets)	46,322	39,018
Stock Based compensation expense	40,131	77,176
Other (income) expense	85,260	284,563
Adjusted Ebitda (See Note 1)	$(102,553)	$246,007

Reconciliation of EBITDA margin
Revenue	$1,704,898	$2,008,461
Adjusted EBITDA	$(102,553)	$246,007
Margin %	-6%	12%

Notes:
1
Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting i